Triton International Nominates Terri A. Pizzuto to Board of Directors    HAMILTON, Bermuda‐‐(BUSINESS WIRE)—March 15, 2023 ‐ Triton International Limited  (NYSE:TRTN) today announced that Terri A. Pizzuto has been nominated to join its Board of Directors.   Ms. Pizzuto will be included as a nominee in Triton’s 2023 proxy statement and, if elected by  shareholders, will join the Board as an independent director after the Company’s Annual General  Meeting on April 27.  Ms. Pizzuto brings nearly four decades of executive financial experience, most recently serving as  Executive Vice President, Chief Financial Officer and Treasurer of Hub Group, Inc., a publicly traded  supply chain solutions provider that offers multi‐modal transportation services throughout North  America.  Prior to her career at Hub Group, Ms. Pizzuto spent 22 years at Arthur Andersen, LLP,  including as an Audit Partner.  She also serves on the board of directors of The Shyft Group, Inc., a North  American leader in specialty vehicle manufacturing, assembly, and upfit for the commercial, retail, and  service specialty vehicle markets.  Ms. Pizzuto received a B.S. in Accountancy from the University of  Illinois Urbana‐Champaign.    “We are excited about our plans to add Terri Pizzuto to Triton’s Board of Directors," said Brian M.  Sondey, Chairman and CEO of Triton. "Terri has extensive experience in finance and operations, and  deep knowledge of the transportation and logistics industry.  We look forward to Terri’s perspectives  and insights as we continue to drive continued value creation and position Triton for the future."  The nomination of Ms. Pizzuto reflects Triton’s ongoing approach to Board refreshment and succession  planning.  Over the past several years, Triton has meaningfully advanced the diversity of the Board by  recruiting new directors with exceptional qualifications and experiences who reflect diverse  backgrounds and perspectives.  Triton’s 10 current Board members will all stand for re‐election at the  2023 Annual General Meeting.  Of the 11 candidates standing for election, which will include Ms.  Pizzuto, nine are independent, and the slate of director nominees will include three women, two of  whom identify as ethnically diverse.  If elected, Ms. Pizzuto would serve on the Audit Committee of the  Board.  About Triton International Limited  Triton International Limited is the world’s largest lessor of intermodal freight containers. With a  container fleet of over 7 million twenty‐foot equivalent units ("TEU"), Triton’s global operations include  acquisition, leasing, re‐leasing and subsequent sale of multiple types of intermodal containers and  chassis.  Important Additional Information and Where You Can Find It  Triton, its directors and certain of its executive officers may be deemed to be participants in the  solicitation of proxies from the Company’s shareholders in connection with the matters to be considered  at Triton’s 2023 annual general meeting of shareholders. Triton intends to file a proxy statement with  the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies  from shareholders. Shareholders are strongly encouraged to read the proxy statement and any other  relevant documents to be filed with the SEC when available as such documents will contain important information. Shareholders will be able to obtain the proxy statement, when available, and other  relevant documents filed by Triton with the SEC for no charge at the SEC’s website at www.sec.gov or  at www.trtn.com.  Important Cautionary Information Regarding Forward‐Looking Statements  Certain statements in this release, other than purely historical information, are "forward‐looking  statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of  the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as  amended. These forward‐looking statements include, among others, statements relating to Triton’s  business and future performance; composition of the Board of Directors; the potential election of Ms.  Pizzuto to the Board of Directors; and the expected benefits from the potential election of Ms. Pizzuto  to the Board of Directors. Statements that include the words "expect," "intend," "plan," "seek,"  "believe," "project," "predict," "anticipate," "potential," "will," "may," "would" and similar statements of  a future or forward‐looking nature may be used to identify forward‐looking statements. All forward‐ looking statements address matters that involve risks and uncertainties, many of which are beyond  Triton's control. Accordingly, there are or will be important factors that could cause actual results to  differ materially from those indicated in such statements and, therefore, you should not place undue  reliance on any such statements. These factors include, without limitation, economic, business,  competitive, market and regulatory conditions; risks related to management transitions; and other risks  and uncertainties, including those set forth in the section entitled “Risk Factors” in our most recent  annual report on Form 10‐K filed with the SEC and subsequent filings with the SEC. Except to the extent  required by applicable law, we undertake no obligation to update publicly or revise any forward‐looking  statement, whether as a result of new information, future developments or otherwise.  Triton International Limited  Andrew Kohl  Vice President  Corporate Strategy & Investor Relations  914‐697‐2900